Exhibit 10.11D

AMENDMENT NO. 3 TO SITAGLIPTIN SUPPLY AGREEMENT

AMENDMENT NO. 3 TO SITAGLIPTIN CATALYST SUPPLY AGREEMENT effective as of December 4, 2015 (this “Amendment”) by and between Codexis, INC, (the “Vendor”), a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, CA 94063 (“CODEXIS”) and MERCK SHARP and DOHME CORP. (the “Company”), having a place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100. (“MERCK”)
W I T N E S S E T H:

WHEREAS, the parties are party to that certain SITAGLIPTIN CATALYST SUPPLY AGREEMENT dated as of February 1st 2012 as amended as of October 1, 2013 and as of February 25, 2015, as the same may have been amended to the effective date of this Amendment (as so amended, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to modify the term of the Agreement as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Additions and changes made to the contract in this Amendment.

1.01	Agreement Term pursuant to section 12.1 of the Agreement shall be renewed for an additional (5) years through February 1, 2022.

1.02	This amended term will be effective on December 4, 2015.

2.	Miscellaneous

2.01
Effect of Amendment; Joinder. Except as expressly changed by this Amendment, the Agreement shall remain in full force and effect in accordance with its stated terms. The Agreement and the Schedules and Exhibits thereto, as amended by this Amendment and all preceding amendments, set forth the entire understanding of the parties with respect to the subject matter thereof. There are no agreements, restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to therein. The Agreement and the Schedules and Exhibits thereto, as amended by this Amendment, supersede all prior agreements and undertakings between the parties with respect to such subject matter.

2.02
Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered is deemed an original. All such counterparts together constitute but one and the same instrument.

2.03	Definitions. All capitalized terms used but not defined in this Amendment shall have the respective definitions assigned to such terms in the Agreement.
IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives as of the date and year first written above.

CODEXIS INC.			MERCK SHARP and DOHME CORP.

By:	/s/ John J. Nicols		By:	By:	/s/ Nick Anousis
	Name:	John J. Nicols		Name:	Nick Anousis
	Title:	President and CEO		Title:	Director, API/Intermediates Procurement
	Date:	December 4, 2015		Date:	December17, 2015